UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2019

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Securities registered pursuant to Section 12(g) of the Act:  None

VSE CORPORATION

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, VSE Corporation ("VSE" or the "Company") appointed Robert A. Moore, age 48, as president of VSE’s Federal Services Group, effective as of September 30, 2019.

Mr. Moore brings over 25 years of federal services and defense industry experience to VSE, with a record of leadership, business development and expanding marketing share at various federal services contractors during his career. He has extensive leadership and experience working with the U.S. Department of Defense and federal civilian agencies in providing engineering, logistics, and sustainment solutions worldwide. Prior to joining VSE, Mr. Moore held the position of Chief Business Development Officer for S&K Technologies, Inc. since 2018; President of RAM3 Consulting from 2017 to 2018; Vice President, Business Development and Strategy, IAP Worldwide Services, Inc. 2017; senior/group vice president of business development, DynAviation, an affiliate of DynCorp International LLC, 2016; and Vice President of Business Development, Technical Services, of PAE (Pacific Architects & Engineers Incorporated) 2014 to 2016.

VSE and Mr. Moore have entered into an employment agreement, dated September 24, 2019, pursuant to which Mr. Moore will be employed as president of VSE’s Federal Services Group, commencing on September 30, 2019 (the “Employment Agreement”). The initial term of the Employment Agreement will expire on September 30, 2021(unless terminated earlier by VSE or Mr. Moore pursuant to such agreement). Notwithstanding the forgoing, the term of the Employment Agreement will automatically renew for successive one-year terms unless VSE or Mr. Moore gives notice of its or his intent not to renew the term at least 30 days prior to the expiration of the then current term.

Pursuant to the Employment Agreement, VSE will:
(a) pay Mr. Moore a base salary of $330,000 per annum, subject to annual reviews and possible adjustments by VSE;
(b) pay Mr. Moore a bonus, subject to VSE’s discretion, with a projected target of 85% of his annual base salary, based on exceptional service or VSE’s performance, as determined by VSE;
(c) pay Mr. Moore $100,000 before October 11, 2019 as recognition of forfeited incentives from his previous employer;
(d) grant Mr. Moore $75,000 worth of fully vested VSE common stock in March 2020 as an award for 2019 under VSE’s restricted stock plan, subject to the plan’s two year trading restrictions;
(e) award Mr. Moore with the pro-rated value of deferred compensation for 2019, in March 2020, under VSE’s Deferred Supplemental Compensation Plan, including its vesting schedule; and
(f) pay up to $90,000 of Mr. Moore’s moving expenses and arrange for Mr. Moore’s temporary housing for a period of up to nine months; and reimburse Mr. Moore for his income tax liability associated with the above-referenced relocation and temporary housing expenses.

The Employment Agreement also contains provisions regarding termination of Mr. Moore’s employment, with or without cause, by VSE or Mr. Moore, severance and other termination payment obligations of VSE, change of control payments to Mr. Moore, disability and death payments to or on behalf of Mr. Moore, and obligations of Mr. Moore regarding nondisclosure, non-competition and non-solicitation.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Employment Agreement, dated September 24, 2019, by and between VSE Corporation and Robert Moore.

99.1	Press release dated September 26, 2019, entitled "VSE Corporation Appoints Growth-Focused Leadership for Federal & Defense Services and Corporate Strategy."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	September 27, 2019	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary